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                                                                  EXHIBIT 1.1


                                7,500,000 Shares

                        CORPORATE OFFICE PROPERTIES TRUST

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

                                                                 April __, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
As representatives of the several
  Underwriters named in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  277 Park Avenue
  New York, New York 10172

Dear Sirs:

         Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell 7,500,000 common shares of beneficial interest, par value $.01 per share (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters up to an additional 1,125,000 common shares of beneficial interest, par value $.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares." The common shares of beneficial interest of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-11 (Registration No. 333-47465), including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Common Shares (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Capitalized



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terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company
at a price per Share of $       (the "Purchase Price") the number of Firm
Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,125,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within thirty (30) days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two (2) business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten (10) business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         The Company and Corporate Office Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), hereby agree not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Shares, units of limited partnership (the "Common Units") and preferred units (the "Preferred Units" and collectively with the Common Units, the "Units") of the Operating Partnership or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares or Units or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares or Units (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Shares, Units, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, during such period the Company and the Operating Partnership may (i) issue Common Shares upon the exercise of stock options pursuant to the Company's Option Plan and Incentive Plan (as defined in the Prospectus), (ii) redeem Units for Common Shares, (iii) grant a bona fide security interest in, or a bona fide pledge of, Common Shares and/or Units to a recognized financial institution and transactions contemplated by such grants or pledges whether made before or after the date of the Underwriting Agreement, (iv) transfer to entities controlled by, or under the common control of, the transferor, (v) transfer to members of the immediate family (or to an entity for their benefit), (vi) convert Preferred Units into Common Units, (vii) issue shares of, or securities convertible into or exercisable or exchangeable for, Common Shares and/or issue Units in connection with private



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placements for the acquisition of real property (or related assets) or direct or indirect interests in real property by the Company or its affiliates, (viii) issue Units to the Company and (ix) grant options pursuant to the Company's Option Plan and Incentive Plan; provided that, in the case of a transfer of the type described in clause (v), prior to making any such transfer, the transferor shall have delivered a written instrument to Donaldson, Lufkin & Jenrette Securities Corporation in which the transferee agrees to be bound by the restrictions contained in this agreement with respect to the subject of such transfer. The Company also agrees not to file any registration statement with respect to any Common Shares or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares for a period of 180 days after the date of the Prospectus without having given two (2) days' prior written notice thereof to Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the trustees and officers of the Company listed on
Schedule III hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation (which shall not be unreasonably withheld or delayed), (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any Common Shares or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares (except that the Company may file a shelf registration statement with the Commission pursuant to the Registration Rights Agreement dated October 14, 1997, as amended)

         SECTION 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering (the "Offering") of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two (2) business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares, with any transfer taxes thereon duly paid, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on April __ 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "Closing Date." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Option Shares are hereinafter referred to as an "Option Closing Date."

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Rogers & Wells



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LLP, 200 Park Avenue, New York, New York 10166 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5. Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership agree with you as follows:

                  (a) The Company will furnish to the Underwriters and to such dealers as you shall specify as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters shall reasonably request for the purposes contemplated by the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act").

                  (b) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, to advise you promptly and, if requested by you, to confirm such advice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Act, (iii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or any of the transactions contemplated by this Agreement, including any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (v) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement is filed and (vi) of the happening of any event during the period referred to in
         Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) To furnish to you without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or your counsel shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which, in the opinion of your counsel, may be necessary in connection with the distribution of the Shares by you, and to use its best efforts to cause any such



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         amendment to the Registration Statement to become promptly effective.
         The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) If during the period specified in Section 5(a), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to such dealers as you shall specify as many copies thereof as such Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to use its best efforts to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its declaration of trust or by-laws that the Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriters may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its declaration of trust or by-laws that the Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders.

                  (g) To make generally available to the Company's shareholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (ninety (90) days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an



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         exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

                  (h) During the period of five years after the date of this Agreement, to furnish to you as soon as available copies of all regular and periodic reports or other publicly available information of the Company and any of the Subsidiaries (as defined below) furnished to the record holders of Common Shares or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and the Subsidiaries as you may reasonably request.

                  (i) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

                  (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses, costs, fees and taxes incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act, (ii) the preparation, printing, filing and distribution under the Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (iii) all costs of printing and delivery of this Agreement, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and the real estate syndication laws of the several states in accordance with
         Section 5(f) hereof, and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith
         (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares, if any, by the National Association of Securities Dealers, Inc. (the "NASD"), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange, Inc. (the "NYSE"), (vii) the cost of printing, issuing and delivering certificates representing the Shares to the Underwriters, (viii) the cost and charges of any transfer agent, registrar and/or depositary,
         (ix) furnishing such copies of the Registration Statement, the Prospectus and all amendments supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (x) any transfer taxes imposed on the sale by the Company of the Shares to the Underwriters [and (xi) any expenses incurred by the Company in connection with a "road show" presentation for potential investors].

                  (k) To use its best efforts to list for quotation the Shares on the NYSE and to maintain the listing of the Shares on the NYSE for a period of two years after the Closing Date and thereafter unless the Company's Board of Trustees determines that it is no longer in the best interests of the Company for the Shares to continue to be so listed.

                  (l) To use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company or the Operating Partnership prior to the



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         Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (m) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (n) The Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act copies of the Prospectus.

                  (o) The Company will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") unless the Company's Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified.

                  (p) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

                  (q) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

         SECTION 6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership represent and warrant to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will be filed no later than 10:00 A.M., New York City time, on the day after the date of this Agreement.

                  (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated



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         therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Underwriters and the Underwriters' counsel). The Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (c) Each of the Company and its subsidiaries listed on
         Schedule II hereto (the "Subsidiaries") has been duly formed, is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of formation and has, and at the Closing Date will have, the requisite corporate, trust or partnership power and authority to carry on its business as described in the Registration Statement or the Prospectus and to enter into and perform the transactions contemplated hereby and thereby to be entered into and performed by it and to own, lease and operate its properties and other assets owned, leased or operated by it, and each is, and at the Closing Date will be, duly qualified and is in good standing as a foreign corporation, limited partnership or other legal entity, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to have such power and authority and to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on (i) the business, affairs, prospects, management, condition, financial or otherwise, results of operations of the Company and its Subsidiaries, taken as a whole, (ii) the issuance, validity or enforceability of the Shares or (iii) the consummation of any of the transactions contemplated by this Agreement to be performed by the Company and the Subsidiaries (individually or collectively, a "Material Adverse Effect"). Complete and correct copies of the declaration of trust and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the other Subsidiaries, as applicable, and all amendments thereto as have been requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel. As of the Closing Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and (assuming it has been duly authorized, executed and delivered by each of the other parties thereto and is a legal, valid and binding agreement of each such other party) will be valid, legally binding and enforceable in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors,
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and
         (iii) the provisions of the Delaware Revised Uniform Limited partnership Act (the "Delaware Act").



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                  (d) All the outstanding shares of beneficial interest of the
         Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws); and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement and the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects. Except for stock options under the Company's Option Plan and Incentive Plan (as defined in the Prospectus), outstanding Units to be issued in connection with the Retained Interests (as defined in the Prospectus), or as described in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, redeemable or exchangeable for, or any contracts or commitments to issue or sell, any Shares, any shares of capital stock of the Company or any Subsidiary or any such warrants, convertible securities or obligations. Upon payment of the Purchase Price and delivery of certificates representing the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of share certificates to be used to evidence the Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. Other than shares of beneficial interest issuable upon exercise of share options pursuant to the Company's Option Plan and Incentive Plan (as defined in the Prospectus), upon the redemption of Units, or in connection with the Retained Interests, no shares of beneficial interest of the Company are reserved for any purpose, except as disclosed in the Prospectus.

                  (e) Except as disclosed in the Registration Statement, all of the outstanding shares of capital stock, units of limited partnership or other equity interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued and, in the case of Subsidiaries which are corporations, are fully paid and non-assessable, and are owned by the Company (except Units to be issued in exchange for the Retained Interests), directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (f) The authorized shares of beneficial interest of the Company conform as to legal matters to the description thereof contained in the Prospectus.

                  (g) Neither the Company nor any of the Subsidiaries is in violation of its respective declaration of trust, charter, by-laws, partnership agreement or other organizational document, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, where such violation or default would have a Material Adverse Effect.

                  (h) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the compliance by the Company and the Operating Partnership with all the provisions hereof and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby to be performed by them will not
         (i) require any material governmental license, permit, consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained or may be required under the Act and the Exchange Act, securities, Blue Sky or real estate syndication laws of the various states, the by-laws and rules of the NASD or the requirements of the NYSE), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, declaration of trust, by-laws, partnership agreement or other organizational document of the Company or any of the Subsidiaries or in the performance or observance of any obligation, covenant, agreement or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound or, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order, administrative regulation or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property.

                  (i) Each of the Company and the Operating Partnership has full trust or partnership power, as the case may be, to enter into this Agreement, to the extent it is a party thereto. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and constitutes a valid and binding agreement of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Underwriters, is enforceable, against the Company and the Operating Partnership, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby to be performed by them and the compliance by each of the Company and the Operating Partnership with their obligations hereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, declaration of trust, by-laws, partnership agreement or other organizational documents of the Company or any of the Subsidiaries, any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective assets or properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company or any of the Subsidiaries or to the properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

                  (j) As of the Closing Date, the Company and each of the Subsidiaries will have good and marketable title to all material properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure any indebtedness of the Company and/or the Subsidiaries, except where the failure to have such title would not result in a Material Adverse Effect.

                  (k) To the knowledge of the Company and the Operating
         Partnership: (i) no lessee of any portion of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect;
         (ii) the current use and occupancy of each of the properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and
         (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the properties except such proceedings or actions that would not have a Material Adverse Effect.

                  (l) The Company and each of the Subsidiaries has property, title, casualty and liability insurance from insurers of recognized financial responsibility in favor of the Company with respect to each of the properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company and the Operating Partnership except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks;

                  (m) To the knowledge of the Company, there are no legal or governmental proceedings pending against or threatened against the Company or any of the Subsidiaries or any of their respective officers or trustees in their capacity as such or assets before or any of their respective property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign having jurisdiction over the Company, any of its Subsidiaries or assets that are required to be described in the Registration Statement or the Prospectus and are not so described wherein an unfavorable ruling decision or finding would reasonably be expected to have a Material Adverse effect; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required, and the descriptions thereof or references thereto are accurate in all material respects.

                  (n) Except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has violated (i) any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") (and the Company and the Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other Authorizations issued pursuant to Environmental Laws), (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended or (iii) any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, (B) to the knowledge of the Company and the Subsidiaries, after due inquiry, none of the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any property, and no condition exists on, in, under or adjacent to any property that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law;
         (C) none of the Company or the Subsidiaries has received any written notice of a material claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any property; (D) none of the Company or any of the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any material violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any property; and (E) no property is included or, to the knowledge of the Company and the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and the Subsidiaries has actual knowledge that any property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

                  As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
         Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C.
         Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C.
         Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

                  (o) To the knowledge of the Company, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

                  (p) The Company and the Subsidiaries are organized and operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company and the Subsidiaries intend to continue to qualify as a REIT for the foreseeable future and their proposed operations will allow the Company and the Subsidiaries to continue to qualify as a REIT.

                  (q) Each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") as are necessary to own, lease, license and operate its respective properties and to conduct its business as contemplated in the Prospectus and are in material compliance with such Authorizations and has complied in all material respects with the laws, regulations and orders applicable to it or its business except where the failure to have or be in compliance with any such Authorization would not, singly or in the aggregate, have a Material Adverse Effect.

                  (r) Coopers & Lybrand L.L.P. are independent public accountants with respect to the Company and the Subsidiaries as required by the Act.

                  (s) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, comply in all material respects with the requirements of the Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the Company and the Subsidiaries presented or included at the respective dates indicated and the results of operations and cash flows for the respective periods specified. No other financial statements (or schedules) of the Company, or any predecessor of the Company are required by the Act to be included in the Registration Statement or the Prospectus.

                  (x) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (u) Except as otherwise provided for in the Prospectus, [or pursuant to agreements described in the Prospectus under the caption "Summary Business Objectives and Growth Strategies-Potential Acquisitions"] there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus other than as set forth in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the Closing Date, except for changes of a general nature applicable to all real estate investment trusts, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, prospects, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has been no casualty loss or condemnation or other adverse event with respect to any of the properties which would be material to the Company or the Subsidiaries, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capitalization, long-term or short-term debt or in the capital stock or equity of the Company or any of the Subsidiaries, (iv) except as described in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, which would be material, nor have they entered into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be material, to the Company and its Subsidiaries taken as a whole, and (v) except for regular quarterly distributions on the Shares, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its shares of beneficial interest.

                  (w) Each certificate signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or any Subsidiary, as the case may be, to the Underwriters as to the matters covered thereby.

                  (x) Prior to the Closing Date, the Common Shares will be duly authorized for listing on the NYSE upon official notice of issuance.

                  (y) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or the Subsidiaries, is any such dispute threatened which would have a Material Adverse Effect.

                  (zz) The Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                  (aa) The Company and each of the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

                  (bb) The Company has timely filed all documents required to be filed by it under the Exchange Act.

                  (cc) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

                  (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

                  (ff) Except as otherwise provided in the Prospectus under "Summary-Business Objectives and Growth Strategies-Potential Acquisitions," there are no contracts, agreements, letters of intent, understandings or any other documents relating to the acquisition of any real property by the Company or the Operating Partnership (other than in respect of the Retained Interests).

         SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with the information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the reasonable fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty (30) business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) do not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any persons controlling the Underwriters, the Company, its trustees or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. Any successors to the Underwriters or any persons controlling the Underwriters, or to the Company, its trustees or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                  (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have been filed by 10:00 A.M., New York City time, on the day after the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or the Prospectus shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission to the knowledge, after due inquiry, of the Company. No stop order suspending the effectiveness of the Registration Statement or the Prospectus shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction to the knowledge, after due inquiry, of the Company.

                  (c) (i) Since the date of the latest balance sheet, there shall not have been any Material Adverse Effect, and (ii) other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or the Subsidiaries or any of their property before or by any federal, state or other commission, board or administrative agency, which would reasonably be expected to result in a Material Adverse Effect. You shall have received on the Closing Date a certificate dated the

         Closing Date, signed by Clay W. Hamlin, III and Thomas D. Cassel, solely in their capacities as the Chief Executive Officer and Vice President, Finance and Treasurer of the Company and not individually, confirming the matters set forth in Sections 6(v), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Company, to the effect that:

                           (i) Each of the Company and the Subsidiaries
                  identified on Schedule II hereto has been duly formed, is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of formation and has, the requisite trust or partnership power and authority to carry on its business substantially as described in the Registration Statement or the Prospectus and the transactions contemplated hereby to be performed by it and to own, lease and operate its properties and other assets owned, leased or operated by it;


                           (ii) Each of the Company and the Subsidiaries
                  identified on Schedule II hereto is duly qualified, registered and is in good standing as a foreign corporation, limited partnership or other legal entity, as the case may be, authorized to do business in each jurisdiction identified in Schedule II hereto, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) All the outstanding shares of beneficial
                  interest of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                           (iv) The Shares have been duly authorized and, when
                  issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (v) Except as otherwise provided for in the
                  Prospectus, all of the outstanding shares of capital stock and units of limited partnership, as the case may be, of each of the Subsidiaries identified on Schedule II hereto have been duly authorized and validly issued and, in the case of FCO Holdings, Inc. ("FCO"), are fully paid and non-assessable, and based solely upon an examination of the minute books or partnership agreement of such Subsidiaries and the certificates representing such shares of capital stock, are owned of record by the Company or FCO (except in connection with __% of the outstanding Units or Units to be issued in exchange for the Retained Interests);

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery by any other party thereto, is valid and legally binding;

                           (vii) The authorized shares of beneficial interest
                  of the Company conform as to legal matters in all material respects to the description thereof contained in the Prospectus;

                           (viii) The Registration Statement, as of the date
                  hereof and at the time the it became effective and the Prospectus, as of its date or when any amendment or supplement to the Prospectus is filed with the Commission (in each case, other than the financial statements and supporting schedule and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Act;

                           (ix) The statements under the captions "Management--
                  The Plans," "Structure and Formation of the Company--The Property Financing," "Certain Provisions of Maryland Law, the Declaration of Trust and the Bylaws," "Federal Income
                  Tax Considerations" and "Description of Common Shares," insofar as such statements constitute statements of law, description of statutes, rules or regulations, a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and are correct in all material respects and fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (x) To the knowledge of such counsel, neither the
                  Company nor any of the Subsidiaries listed on Schedule II hereto is in violation of its respective charter, declaration of trust, by-laws, partnership agreement or other organizational document, as the case may be, and, to such counsel's knowledge, neither the Company nor any of such Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K, as amended, if applicable, and the Company's most recent Quarterly Report on Form 10-Q, as amended, if applicable, to which the Company or any of such Subsidiaries is a party or by which the Company or any of such Subsidiaries or their respective property is bound (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement (except for the Property Financing), note, lease, or other instrument or agreement relating to the acquisition, transfer, operation, maintenance or management of any property or assets of the Company or any of such Subsidiaries and (ii) such counsel may assume compliance with the financial covenants contained in any such document, except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect;

                           (xi) To the knowledge of such counsel, the execution,
                  delivery and performance of this Agreement by the Company and the Operating Partnership, and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, any court or governmental body or agency (except such as may be required under the Act or securities, Blue Sky or real estate syndication laws of the various states in connection with the purchase and distribution of the Shares by the Underwriters),
                  (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the declaration of trust, charter, by-laws, partnership agreement or other organizational document of the Company or the Subsidiaries identified on Schedule II hereto, (y) any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K, as amended, if applicable, and the Company's most recent Quarterly Report on Form 10-Q, as amended, if applicable, to which the Company or any of the Subsidiaries identified on Schedule II hereto is a party or by which the

                  Company or any of such Subsidiaries or their respective property is bound (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement (except for the Property Financing), note, lease, or other instrument or agreement relating to the acquisition, transfer, operation, maintenance or management of any property or assets of the Company or any of the Subsidiaries and (ii) such counsel may assume compliance with the financial covenants contained in any such document), (C) violate or conflict with any applicable law, rule or administrative regulation of the United States or the State of Delaware, or (D) any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

                           (xii) To such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened that are required to be described in the Registration Statement or the Prospectus and are not so described and the descriptions thereof are accurate in all material respects or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that are not so described or filed as required and the descriptions thereof are accurate in all material respects; provided, however, such counsel shall not be required to express any opinion with respect to the letters of intent or purchase agreement described in "Summary-Business Objectives and Growth Strategies-Potential Acquisitions."

                           (xiii) To the knowledge of such counsel, no material
                  authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Shares hereunder at or prior to the Closing Date except as may be required under the Act or state securities or real estate syndications laws or by-laws and rules of the NASD, or the listing requirements of the NYSE or such as have been received prior to the date of the opinion or except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect;

                           (xiv) The Company and the Subsidiaries are not and,
                  after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                           (xv) Except as otherwise provided for in the
                  Prospectus, or pursuant to agreements described in the Prospectus under the caption "Summary Business Objectives and Growth Strategies Potential Acquisitions" to the best of such counsel's knowledge, there are no contracts, or agreements or between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                                    At the Underwriters' request, Cahill Gordon
                  & Reindel shall also confirm to the Underwriters that it has been informed by the Staff of the Commission that the Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission;

                                    In addition, Cahill Gordon & Reindel shall
                  confirm that the opinion filed as Exhibit 8.1 to the Registration Statement is true and correct as of the date thereof and permit the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

                                    Further, Cahill Gordon & Reindel shall state
                  that they have participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to the extent it deems appropriate upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that
                  (i) the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                                    In giving its opinion, such counsel shall
                  expressly limit their opinion to matters of Federal and New York law and the Revised Uniform Limited Partnership Act and the General Corporation Law of the State of Delaware and may rely without independent verification (A) as to all matters of fact, upon certificates and written statements of officers, trustees, directors, partners and employees of and accountants for the Company and the Subsidiaries, (B) as to matters of Maryland law, on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (C) as to the good standing and qualification of the Company and the Subsidiaries, to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws;

                  (e) You shall have received on the Closing Date an opinion or opinions (satisfactory to you and your counsel), dated the Closing Date of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, to the effect that:

                           (i) The Company is a real estate investment trust
                  duly formed and existing under and by virtue of the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland;

                           (ii) The Company has trust power and authority to
                  own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, substantially as described under the caption "The Company" in the Prospectus, and the Company has the trust power and authority to enter into and perform its obligations under this Agreement;

                           (iii) The Company's authorized capitalization
                  consists of 50,000,000 shares of beneficial interest.
                  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) Each of the Shares has been duly authorized for
                  issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be duly authorized, validly issued, fully paid and non-assessable.
                  The terms of the Shares conform in all material respects to all statements and descriptions related under the caption "Description of Common Shares" contained in the Registration Statement and Prospectus. The form of stock certificates evidencing the Shares is in due and proper form in all material respects and complies in all material respects with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights arising under the Maryland General Corporation Law, the Company's declaration of trust or by-laws, as amended to date, or any agreement of which such counsel is aware;

                           (v) This Agreement was duly and validly authorized
                  and executed by the Company;

                           (vi) The execution and delivery of this Agreement and
                  the performance of the obligations set forth herein by the Company will not require, as far as is known to such counsel, any consent, approval, Authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the declaration of trust or by-laws, as the case may be, of the Company; (2) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and

                           (vii) The information in the Prospectus under "Risk
                  Factors - Potential Effects of Ownership Limitation,"

                  "Certain Provisions of Maryland Law, the Declaration of Trust and the Bylaws," and "Description of Common Shares" to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, correct in all material respects and presents fairly the information required to be disclosed therein.

                  (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Rogers & Wells LLP, counsel for the Underwriters, as to the matters referred to in clauses (iv) (with respect to the first and last sentences only) of Section 8(f) and clauses (vii), (ix) and (x) (with respect to "Description of Common Shares" only) of Section 8(e) and in addition, Rogers & Wells LLP shall make statements similar to those contained in the first and third paragraphs following Section 8(e)(xvii) hereto and shall be entitled to rely on those persons described in the third paragraph following
         Section 8(e)(xvii) described therein.

                  (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you (and your counsel), from Coopers & Lybrand L.L.P., independent public accountants, confirming that they are independent public accountants with respect to the Company and the Subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement and containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  At the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date as the case may be.

                  (h) The Shares have been approved for listing on the NYSE upon official notice of issuance.

                  (i) The Company and the Subsidiaries shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

                  (j) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (k) At the Closing Date, the Underwriters shall have received a letter agreement from certain of the trustees and executive officers of the Company, as listed on Schedule III hereto, substantially in the form attached hereto as Exhibit A.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares, including, without limitation:

                  (i) A certificate, dated such Option Closing Date, of the President or a Vice President and the chief financial or chief accounting officer of the Company confirming that the certificates delivered at the Closing Date pursuant to Section 8 hereof remain true and correct in all material respects as of such Option Closing Date.

                  (ii) An opinion of Cahill Gordon & Reindel in form and substance satisfactory to you and your counsel, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 8(e) hereof.

                  (iii) An opinion of Rogers & Wells LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by 8(g) hereof.

                  (iv) A letter from Coopers & Lybrand, in form and substance satisfactory to you and your counsel and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 8(h) hereof, dated not more than five days prior to such Option Closing Date.

         SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the NYSE or limitation on prices for securities on the NYSE, (iv) the suspension of trading of any securities of the Company on any exchange or in the over the counter market, except in connection with the Company's delisting on NASDAQ, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in the excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but if no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Corporate Office Properties Trust, One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attention: Clay W. Hamlin, III, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Gerald S. Tanenbaum, Esq. and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention: Robert E. King, Jr., or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or trustees of the Company or any person controlling the Company and (ii) acceptance of the Shares and payment for them hereunder.

         In the event of termination of this Agreement, the provisions of 5(k) and 7 shall remain operative and in full force and effect.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company and the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement or in connection with any event of termination described in the first paragraph of Section 9, the Company and the Operating Partnership agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's trustees and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                         Very truly yours,

                                         CORPORATE OFFICE PROPERTIES TRUST

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CORPORATE OFFICE PROPERTIES, L.P.

                                         By:  CORPORATE OFFICE PROPERTIES TRUST,
                                              its sole general partner

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By:      DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION

         By:
            -------------------------------
            Name:
            Title:

                                   SCHEDULE I


Underwriters                                           Number of Firm Shares
                                                          to be Purchased
Donaldson, Lufkin & Jenrette
         Securities Corporation.................
BT Alex. Brown Incorporated.....................
Prudential Securities Incorporated..............
                                                             ---------
                                           Total             7,500,000
                                                             ---------
                                                             ---------


                                  Schedule I-1

                                   SCHEDULE II

           JURISDICTIONS OF FOREIGN QUALIFICATION OF THE SUBSIDIARIES

ENTITY                                          JURISDICTION

*Corporate Office Properties, L.P.              Pennsylvania and New Jersey

*Corporate Office Properties Holdings, Inc.     Pennsylvania and New Jersey



--------------------------
*Denotes jurisdictions on which counsel is opining.



                                  Schedule II-1

                                  SCHEDULE III

        LIST OF TRUSTEES AND OFFICERS SUBJECT TO LOCKUP PROVISIONS

        Jay H. Shidler
        Clay W. Hamlin, III
        Vernon R. Beck
        John Parsinen
        Allen C. Gehrke
        Kenneth S. Sweet, Jr.
        Kenneth D. Wethe
        Anthony P. Bernheim



                                 Schedule III-1

                                    EXHIBIT A

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement dated April __, 1998 (the "Underwriting Agreement") among Corporate Office Properties Trust (the "Company"), Corporate Office Properties, L.P. (the "Operating Partnership") and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), as representative of the several Underwriters, relating to the public offering of 7,500,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Company. This letter is delivered by the undersigned to the Underwriters pursuant to Section 8(l) of the Underwriting Agreement. Capitalized terms used herein shall, unless otherwise defined herein, have the meaning set forth in the Underwriting Agreement.

                  The undersigned hereby agrees that the undersigned shall not, without the prior written consent of the Underwriter, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (or enter into any transaction or device which is designed to, or could be expected to result in the disposition by any person at any time in the future of), any Common Shares, Units (including, without limitation, Common Shares or Units which may be deemed to be beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and Common Shares or Units which may be received upon exercise of stock options or warrants) or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares or Units, or enter into any swap or other arrangement or in any other manner transfer all or a portion of the economic consequences associated with the ownership of Common Shares or Units (each of the foregoing actions, a "Transfer"), prior to the expiration of 180 days from the date of the Prospectus.

                  Notwithstanding the foregoing, no such consent shall be required in connection with (i) the delivery to the Company, in connection with the exercise of options or the grant under the Company's Option Plan or Incentive Plan, of Common Shares in satisfaction of the exercise price of such options or applicable withholding requirements, (ii) the redemption of Units for Common Shares, (iii) grants of a bona fide security interest in, or a bona fide pledge of, Common Shares and/or Units to a recognized financial institution and transactions contemplated by such grants or pledges whether made before or after the date of the Underwriting Agreement, (iv) any Transfer to entities controlled by, or under common control with, the undersigned, (v) any Transfer to members of the immediate family of the undersigned (or to an entity for their benefit) and (vi) convert Preferred Units into Common Units; provided that, in the case of a Transfer of the type described in clause (v), prior to making any such Transfer, the undersigned shall have delivered a written instrument to the Underwriter in which the transferee agrees to be bound by the restrictions contained in this agreement with respect to the subject of such Transfer.



                                   Exhibit A-1

                  The obligation of the undersigned shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                             Very truly yours,


                                              ---------------------------------
                                              Name:
                                              Date:
                                              Address:
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
Agreed:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By:
   ------------------------------
    Authorized Signature



                                   Exhibit A-2